EXHIBIT 34

                  IN THE UNITED STATES DISTRICT COURT
                       NORTHERN DISTRICT OF OHIO
                           EASTERN DIVISION



FIRST UNION REAL ESTATE EQUITY               )    CIVIL ACTION NO. 98 CV 0105
 AND MORTGAGE INVESTMENTS,                   )
                                             )    JUDGE ANN ALDRICH
        Plaintiff,                           )
                                             )
                       v.                    )
                                             )
GOTHAM PARTNERS, L.P., et al.,               )
                                             )
        Defendants and Counterclaimants.     )


                       GOTHAM'S MOTION FOR LEAVE
                 TO FILE SURREPLY BRIEF IN OPPOSITION
                   TO FIRST UNION'S MOTION TO REMAND

     Defendants and Counterclaimants Gotham Partners, L.P. and Gotham Partners II, L.P. move this Court for leave to file the attached Surreply Brief to correct certain factual misstatements contained in First Union's Reply to Gotham's Memorandum of Law in Opposition to First Union's Motion To Remand.

                                     Respectfully submitted,


OF COUNSEL:                          /s/ Michael J. Garvin
                                     --------------------------------------
                                     David C. Weiner (0013351)
                                     Michael J. Garvin (0025394)

HAHN LOESER & PARKS LLP              3300 BP America Building
                                     200 Public Square
                                     Cleveland, Ohio  44114-2301
                                     Phone: (216) 621-0150
                                     Fax: (216) 241-2824



 OF COUNSEL:
                                     /s/ Alexander R. Sussman
                                     ---------------------------------------
                                     Alexander R. Sussman(FN1)

FRIED, FRANK, HARRIS, SHRIVER        25th Floor
  & JACOBSON                         One New York Plaza
                                     New York, New York 10004-1980

                                     Attorneys for Defendants
                                     and Counterclaimants
-----------------------
[FN]
1    Application to appear pro hac vice pending.